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Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sherry Lauderback Vice President, Investor Relations & Communications (248) 631-5506 sherrylauderback@trimascorp.com

TRIMAS CORPORATION ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR
9 7/8% SENIOR SUBORDINATED NOTES DUE 2012

        BLOOMFIELD HILLS, Michigan, December 14, 2009—TriMas Corporation (NASDAQ: TRS) today announced the Company has launched a cash tender offer and consent solicitation for any and all of its outstanding 9 7/8% Senior Subordinated Notes due 2012 (the "Notes").

Terms of the Tender Offer and Consent Solicitation

        The Notes and other information relative to the tender offer are set forth in the table below:

Securities	CUSIP/ISIN Numbers	Principal Amount Outstanding	Purchase Price(1)	Consent Payment	Total Consideration(1)
9 7/8% Senior Subordinated Notes due 2012	896215AC4	$256,537,000	$970.25	$50.00	$1,020.25
	896215AB6
	USU89616AA18

(1)
Does not include accrued and unpaid interest, which will be paid on Notes accepted for purchase.

        The tender offer and consent solicitation are being made on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated December 14, 2009 and the related Consent and Letter of Transmittal (together, the "Tender Offer Documents"). The total consideration (the "Total Consideration") for the Notes tendered and accepted for purchase pursuant to the tender offer will be $1,020.25 for each $1,000 principal amount of Notes tendered, as specified in the Tender Offer Documents and composed of a Consent Payment and a Purchase Price (as described below). The Company will pay accrued and unpaid interest up to, but not including, the applicable payment date. Each holder who validly tenders its Notes and delivers consents to the Proposed Amendments (as defined below) prior to 5:00 p.m., New York City time, on December 28, 2009 (the "Consent Date") shall be entitled to a consent payment (the "Consent Payment"), which is included in the Total Consideration, of $50.00 for each $1,000 principal amount of Notes tendered by such holder if such Notes are accepted for purchase pursuant to the tender offer. Each holder who tenders Notes after the Consent Date shall be entitled to receive $970.25 for each $1,000 principal amount of Notes tendered by such holder (the "Purchase Price") and will not be entitled to receive the Consent Payment.

        The tender offer will expire at 11:59 p.m., New York City time, on January 12, 2010, unless extended or earlier terminated. Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on December 28, 2009, unless extended by the Company (the "Withdrawal Deadline"). Payments of the tender consideration for the Notes validly tendered and not validly withdrawn on or prior to the expiration date and accepted for purchase will be made pursuant to the

Tender Offer Documents. Holders may not tender their Notes without delivering their consents to the Proposed Amendments and holders may not deliver their consents without tendering their Notes pursuant to the tender offer. Any tender of Notes prior to the Withdrawal Deadline may be validly withdrawn and the corresponding consents may be revoked at any time prior to the Withdrawal Deadline, but not thereafter except to the extent the Company is required by law to provide additional withdrawal rights. After the Consent Date, and subject to the conditions described below, the Company may accept for purchase Notes validly tendered on or prior to the Consent Date (the "Initial Payment Date," which is currently expected to be December 29, 2009, unless the Consent Date is extended).In connection with the tender offer, the Company is soliciting the consents of the holders of the Notes to proposed amendments to the indenture governing the Notes (the "Proposed Amendments"). The primary purpose of the consent solicitation and Proposed Amendments is to eliminate substantially all of the material restrictive covenants and certain events of default and related provisions in the indenture governing the Notes. In order for the Proposed Amendments to be effective, holders of a majority in aggregate principal amount of the Notes must consent to the Proposed Amendments. Holders of the Notes may not tender their Notes without delivering the related consents.

        The consummation of the tender offer is conditioned upon, among other things, (i) the Company having available proceeds from new debt financing and from cash on hand sufficient to pay the aggregate Total Consideration; (ii) the tender of Notes representing a majority of the principal amount of Notes outstanding on or prior to the Consent Date; (iii) the execution of a supplemental indenture implementing the Proposed Amendments; and (iv) satisfaction of the General Conditions (as defined in the Tender Offer Documents). If any of the conditions are not satisfied, the Company may terminate the tender offer and return tendered Notes, may waive unsatisfied conditions and accept for payment and purchase all validly tendered Notes that are not validly withdrawn prior to expiration, may extend the tender offer or may amend the tender offer. Full details of the terms and conditions of the tender offer are included in the Tender Offer Documents.

        Credit Suisse Securities (USA), LLC will act as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer or consent solicitation may be directed to Credit Suisse at (212) 538-1862 (collect) or (800) 820-1653 (toll free). Requests for copies of the Tender Offer Documents may be directed to MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Beneficial owners also may contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Tender Offer and the Consent Solicitation.

        Neither TriMas, the Dealer Manager, nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender.

        This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer and consent solicitation are being made only through and subject to the terms and conditions set forth in the Tender Offer Documents and related materials. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offer and consent solicitation.

Cautionary Notice Regarding Forward-looking Statements

        Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's substantial leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, the Company's ability to maintain compliance with the listing requirements of NASDAQ, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2008, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About TriMas

        Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NASDAQ: TRS) provides engineered and applied products for growing markets worldwide. TriMas Corporation is organized into five strategic business segments: Packaging, Energy, Aerospace & Defense, Engineered Components and Cequent. TriMas Corporation has approximately 3,800 employees at 70 different facilities in 11 countries. We can be found on the internet at www.trimascorp.com.

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  Exhibit 99.1